Exhibit 23.8


                       CONSENT OF INDEPENDENT ACCOUNTANTS




As independent accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 26, 1999, with respect to the consolidated balance sheet of N.V. TeleKabel Beheer as of December 31, 1998, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1998, which report appears in the Current Report on Form 8-K of United International Holdings, Inc. (d/b/a UnitedGlobalCom) dated June 28, 1999.


                                        /S/  Arthur Andersen
                                        --------------------
                                        Arthur Andersen

Amstelveen, The Netherlands
September 27, 1999